Exhibit 99.1 (b) 1

Independent Auditors’ Report

The Board of Managers

ArcLight Systems LLC:

We have audited the accompanying balance sheets of ArcLight Systems LLC (the Company) as of December 31, 2002 and 2001, and the related statements of operations, members’ equity, and cash flows for the year ended December 31, 2002 and the period from April 1, 2001 (date of inception of operations) to December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ArcLight Systems LLC as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Columbus, Ohio

March 7, 2003